UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 7, 2015 (July 1, 2015)

INVESTORS REAL ESTATE TRUST

(Exact name of Registrant as specified in its charter)

North Dakota	001-35624	45-0311232
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 31st Avenue SW, Suite 60
Post Office Box 1988
Minot, ND 58702-1988

(Address of principal executive offices) (Zip code)

(701) 837-4738

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On July 1, 2015, the Company entered into Change in Control Severance Agreements (“Agreement”) with the following executive officers and senior vice presidents: Tim P. Mihalick, Chief Executive Officer and EVP; Ted E. Holmes, Chief Financial Officer and EVP; Diane K. Bryantt, Chief Operating Officer and EVP; Michael A. Bosh, General Counsel and EVP; Mark W. Reiling, Chief Investment Officer and EVP; Charles A. Greenberg, Senior Vice President, Commercial Asset Management; and Andrew Martin, Senior Vice President, Residential Property Management.

The Company believes it is important to provide such officers assurances regarding the benefits that will be payable to them in the event of a change in control and their employment with the Company and its affiliates is terminated without cause by the Company or terminated by the officer for good reason, as such terms are defined in the Agreements. These Agreements have an initial term of five years, but will automatically extend for additional one-year periods thereafter unless either party terminates the Agreement no later than by March 31st of the preceding year.

Pursuant to these Agreements, the payment of severance benefits is also contingent on the officer: (1) signing a release and waiver of all claims against the Company; and (2) complying with certain covenants during employment and after termination, including non-compete provisions for one year for the CEO and six months for other officers, non-recruitment provisions, and confidentiality agreements.

Severance pay is 2x for the CEO, and 1x for the other officers, the sum of (i) base salary plus (ii) the average annual cash bonus awarded for the previous three years. In addition, certain outstanding unvested stock awards become vested immediately, or become vested after applicable performance periods end and to the extent the performance goals, objectives or measures are achieved.

The above description of the Agreements is a summary only and is qualified in its entirety by reference to the full text of the form of Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.             Other Events.

As part of the Company’s strategy to enhance its executive compensation program to further align the interests of the executive officers with those of the Company and its shareholders, the Company has recently adopted the various policies as summarized below:

Clawback Policy: Effective May 1, 2015, the Company adopted the Executive Incentive Compensation Recoupment Policy, more commonly known as a clawback policy, that applies to the Company’s executive officers and senior vice presidents who receive financial performance-based incentive compensation. Under this policy, an officer will be required to reimburse or forfeit any incentive compensation received if such officer engaged in fraud, intentional misconduct or illegal behavior that caused or contributed to the Company restating its financial statements.

Prohibition on Hedging and Pledging: Effective as of May 1, 2015, the Company adopted the Policy Regarding Hedging and Pledging of Securities that applies to the Company’s executive officers, senior vice presidents, any designated Section 16 officers, and trustees. Under this policy, participants are prohibited from: (1) directly or indirectly engaging in hedging or monetization transactions, through transactions in the Company’s securities or through the use of financial instruments designed for such purpose; or (2) pledging the Company’s securities as collateral for a loan, including through the use of traditional margin accounts with a broker.

Share Ownership and Retention Requirements: Effective July 1, 2015, the Company adopted the Policy Regarding Share Ownership and Retention that applies to the Company’s executive officers, senior vice presidents and trustees. Under this policy, the Chief Executive Officer is required to own shares valued at 5x his annual base salary, other executive officers at 2x their annual base salary, senior vice presidents at 1x their annual base salary, and trustees at

3x their annual cash compensation. In addition, officers are required to retain at least 60% of the net shares received under equity awards until either they reach the ownership required level, are no longer employed by the Company or cease to be officers, whichever occurs first. Trustees are required to retain an amount equal to 60% of the shares received under equity awards granted as compensation by the Company until the trustee is no longer a trustee of the Company.

The information set forth in this Item 8.01 is being furnished pursuant to Item 8.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except as expressly provided by specific reference in such a filing.

ITEM 9.01           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit
Number	Description

10.1	Form of Change in Control Severance Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

Date: July 7, 2015	By:	/s/ Timothy P. Mihalick
Timothy P. Mihalick
President & Chief Executive Officer